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Exhibit 99.1

[LOGO] MARITRANS                                           NEWS
       TWO HARBOUR PLACE                                   RELEASE
       302 KNIGHTS RUN AVENUE
       TAMPA, FL 33602
       813-209-0600
       800-922-4596

FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602


                 JONATHAN WHITWORTH NAMED CEO OF MARITRANS INC.

         TAMPA, FL - (May 3, 2004) - Maritrans Inc. (NYSE: TUG), a leading U.S. flag marine petroleum transport company, today announced the resignation of Mr. Philip J. Doherty and the appointment of Mr. Jonathan Whitworth as Chief Executive Officer. Mr. Whitworth joined the company today. He was most recently Managing Director of Teekay Shipping (USA), Inc. Previously, Mr. Whitworth served as head of Business Development for SeaRiver Maritime, Inc., a wholly owned subsidiary of ExxonMobil Corporation. He also sailed as an officer aboard product and chemical tankers. Mr. Whitworth holds an MBA from the University of North Texas and a B.S. in Marine Transportation from Texas A&M University.

         Mr. Stephen Van Dyck, Chairman, commented, "We appreciate the contribution that Phil Doherty made to the organization. We are very pleased that Jonathan has agreed to join our management team, and expect that the experience he has gained in working for two world-class organizations will serve us well in creatively meeting the challenges facing us."

         Mr. Whitworth adds, "I am extremely excited about the opportunity to join the Maritrans team, and look forward to leading the company in exceeding our customers' and shareholders' expectations. My seagoing experience as an officer aboard tankers, combined with previous management experience at the world's largest oil company and the world's largest international tanker owner, have well prepared me for the challenging role as CEO of Maritrans. As a result of a deliberate and successful barge rebuilding program I believe that Maritrans is well positioned to become the leader in the US tank barge and oil tanker business."

ABOUT MARITRANS

         Maritrans Inc. is a U.S. based company with a 76-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans owns and operates one of the largest fleets serving the U.S. coastwise trade. The Maritrans fleet currently consists of four oil tankers and eleven oceangoing married tug/barge units with an aggregate fleet capacity of approximately 3.6 million barrels. Nearly 60 percent of its capacity is double-hulled. Maritrans is headquartered in Tampa, Florida, and maintains an office in the Philadelphia area.

SAFE HARBOR STATEMENT

         The information in this news release includes certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth,

                                    - MORE -

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Jonathan Whitworth named CEO of Maritrans
Page 2
May 3, 2004

performance, earnings per share or achievements to be materially different from those expressed in or implied by such forward-looking statements. These statements are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted. Such factors include, among others, changes in oil companies' decisions as to the type and origination point of the crude that it processes, changes in the amount of imported petroleum products, competition for marine transportation, domestic oil consumption, the continuation of federal law restricting United States point-to-point maritime shipping to U.S. vessels (the Jones Act), the timing and success of our double-hull rebuilding program, demand for petroleum products, future spot market rates, demand for our services, changes in interest rates, the effect of war or terrorist activities and the general financial, economic, environmental and regulatory conditions affecting the oil and marine transportation industry in general. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.




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